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                                                                    Exhibit 23.1


             Consent of Independent Certified Public Accountants



barnesandnoble.com inc.
New York, New York


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 10, 1998 (except for the Recapitalization as defined and described in Note 10, which is as of ________, 1998), relating to the financial statements of barnesandnoble.com inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                     /s/ BDO Seidman, LLP
                                                     BDO Seidman, LLP


New York, New York
September 24, 1998